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Exhibit 10.6

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
[*], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ASSET PURCHASE AGREEMENT

BETWEEN

AGILENT TECHNOLOGIES, INC.

AND

FLEXTRONICS INTERNATIONAL USA INC.

EFFECTIVE MARCH 31stth, 2006

Contract No. M1-06-005

ASSET PURCHASE AGREEMENT

        This ASSET PURCHASE AGREEMENT ("Agreement"), is dated and executed as of March 31st, 2006 by and between AGILENT TECHNOLOGIES, INC., a Delaware corporation, ("Seller"), and FLEXTRONICS INTERNATIONAL USA INC., a California corporation "Buyer").

W I T N E S S E T H:

        WHEREAS, Seller is engaged through its Semiconductor Test Solutions business unit ("STS") in the business of manufacturing a variety of manufacturing test systems; and

        WHEREAS, Buyer's affiliated entity, Flextronics Telecom Services Ltd ("FTS"), and Seller's affiliated entity, Agilent Technologies International Switzerland Sàrl ("ATIS"), have executed a Global Manufacturing Services Agreement with an effective date of March 2, 2006 ("MSA") under which FTS manufactures products based on requirements provided by ATIS or an Eligible Buyer, as defined in the MSA (including Seller), and sells the manufactured products to ATIS or an Eligible Purchaser (including Seller); and

        WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer certain assets specified herein that are necessary for Buyer to render the manufacturing and related services described in the MSA, subject to the terms and conditions set forth herein; and

        NOW, THEREFORE, in consideration of the promises and mutual covenants of the parties hereto, it is hereby agreed as follows:

1.     PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

        1.1    Transfer of Assets.    On the basis of the representations, warranties, covenants and agreements set forth in this Agreement, Seller shall sell, convey, assign, transfer and deliver to Buyer free and clear of all Encumbrances (except to the extent such Encumbrances constitute Assumed Liabilities or Permitted Liens), and Buyer shall purchase and acquire from the Seller, the assets that are generally described below and more specifically identified on Schedule 1.1 (collectively, the "Assets"), as follows:

The Seller's right, title and interest in and to the equipment, machinery, tools and other tangible personal property identified on Schedule 1.1 and all warranties and guarantees, if any, express or implied, existing for the benefit of the Seller in connection with the Assets to the extent transferable to Buyer.

        1.2    Excluded Assets.    Buyer will acquire only the Assets listed in Schedule 1.1. All other assets of Seller which are not part of the sale and purchase contemplated hereunder, are excluded from the Assets, and shall remain the property of Seller. This applies explicitly to "Agilent Property" as defined in the MSA and which might be handed over from Seller to Buyer.

        1.3    Transfer of Assets.    Buyer will issue purchase orders in accordance with the payment schedule and dates contained in Schedule 1.1. The transfer of the Assets shall take place upon payment of each individual installment. Transfer of title to the Assets shall take place on delivery. Seller shall transfer to Buyer the Seller's records, files and other data (or copies thereof), in any, exclusively related to the Assets.

        1.4    Assumed Liabilities.    Buyer agrees to pay, perform and discharge, upon the terms and subject to the conditions of this Agreement, only the liabilities and obligations attributable to the Assets to the extent they accrue and arise subsequent to the transfer of Assets including but not limited to all Buyer's liabilities and obligations for any Taxes and expenses described in Section 6.3(a).

        The liabilities and obligations assumed by Buyer in accordance with this Section 1.4 are hereinafter referred to as the "Assumed Liabilities".

        1.5    Retained Liabilities.    Notwithstanding the foregoing, and notwithstanding anything to the contrary contained in this Agreement, the Assumed Liabilities shall not include, and Buyer shall not be required to assume or to perform or discharge any Liabilities of Seller not included as an Assumed Liability, all of which shall be retained by the Seller ("Retained Liabilities").

2.     PAYMENT OF PURCHASE PRICE

        2.1    Purchase Price and Payment.    In consideration for the sale and transfer of the Assets and subject to the terms and conditions of this Agreement, Buyer shall assume the Assumed Liabilities as provided in Section 1.4 hereof, shall transfer to Seller in immediately available funds an aggregate amount equal to U.S.$ 646,641.00 for the Assets the "Purchase Price" in installments in accordance with Schedule 1.1. The Purchase Price is understood to be a net amount without deduction of any applicable Taxes or other charges. The single installments shall be due and payable within 45 days, after the receipt of the respective invoice.

        2.2    Allocation of Purchase Price.    The consideration for the Assets shall be allocated among the Assets as set forth in Schedule 1.1. Seller and Buyer agree that such allocation was reached at arm's length.

3.     REPRESENTATIONS AND WARRANTIES

        3.1    Representations and Warranties of Seller.    Seller hereby represents and warrants to Buyer as of the date hereof as follows:

          (a)    Due Organization; Good Standing and Power.    Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own and sell the Assets to be sold hereunder. Seller has all requisite corporate power and authority to enter into this Agreement and each of the other agreements contemplated hereby to be entered into by it and to perform its obligations hereunder and there under. Seller is duly authorized, qualified or licensed to do business and is in good standing in each of the jurisdictions in which its right, title or interest in or to any of the Assets held by it requires such authorization, qualification or licensing, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a material adverse effect on the operation or use of the Assets, or on the ability of the Seller to perform its obligations under this Agreement or any other agreement contemplated hereby (a "Material Adverse Effect").

          (b)    Authorization and Validity of Agreement.    The execution, delivery and performance by Seller of this Agreement and any other agreements contemplated hereby and the consummation by it of the transactions contemplated hereby and thereby have been duly and validity authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. When executed and delivered as provided in this Agreement, each other agreement contemplated hereby will be a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

          (c)    No Conflict.    The execution, delivery and performance of this Agreement and any other agreements contemplated hereby by Seller and the consummation by Seller of the transactions contemplated hereby and thereby will not violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or notice to be made by Seller under, any provision of any law, rule or regulation, court order, judgment or decree applicable to Seller, except for such violations the occurrence of which, and such consents, approvals, filings or notices the failure of which to obtain or make, would not, individually or in the aggregate, have a Material Adverse Effect or result in the creation of a lien, charge or encumbrance upon any Asset.

          (d)    Condition of Assets; Assignment of Warranties.    Except as would not have a Material Adverse Effect, all tangible Assets are in good operating condition and state of repair (ordinary wear and tear excepted) and are suitable for the purposes for which they are currently used by Seller. Seller further hereby agrees and warrants that all rights and warranties associated with the Assets that are transferable or assignable shall be transferred to Buyer upon delivery and agrees to execute any documents or take any actions that may be necessary in order to effect such transfer or assignment.

          (e)    Personal Property.    All the personal property included in the Assets is owned by Seller free and clear of all Liens other than Permitted Liens and Liens that will be released at or prior to transfer. All Permitted Liens and Liens against the Assets are disclosed in Schedule 3.1(e). Immediately upon transfer, Buyer will have good and valid title to all the personal property included in the Assets, other than leased personal property, free and clear of any Lien other than Permitted Liens and Liens created by, or arising as a result of the ownership of the Assets by, Buyer. For purposes of this Agreement, "Lien" shall mean any security interest, charge, pledge, equity or encumbrance of any kind other than tax liens, mechanics' liens. For purposes of this Agreement "Permitted Liens" means (i) any Liens that do not materially interfere with the use of the Assets, (ii) any Liens for taxes and assessments not yet past due or which are being contested in good faith, (iii) any Liens created by, through or under the Buyer or its Affiliates or Buyers, or (iv) with respect to Assets, material men's warehousemen's, mechanics' and other Liens arising by operation of Law in the ordinary course of business for sums not due.

          (f)    Litigation.    There is no claim, suit, arbitration, action or proceeding pending or, to Seller's knowledge, threatened, against or affecting Seller or the Assets which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, nor is there any judgment, decree, order, injunction, writ or ruling of any court or other governmental authority or any arbitrator outstanding against Seller which, individually or in the aggregate, has had or which would reasonably be expected to have a Material Adverse Effect.

          (g)    Intellectual Property Defense.    Seller agrees that the intellectual property indemnification provision contained in Section 19 of the MSA applies and is incorporated herein by reference with respect to any intellectual property that may be contained in or associated with any of the Assets.

          (h)    No Other Representations or Warranties.    Except for the representations and warranties contained in this Section 3.1, neither Seller nor any other person or entity makes any express or implied representation or warranty on behalf of Seller.

        3.2    Representations and Warranties of Buyer.    Buyer represents and warrants to Seller as of the date hereof as follows:

          (a)    Due Organization; Good Standing and Power.    Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Buyer has all requisite corporate power and authority to enter into this Agreement and each of the other agreements contemplated hereby to be entered into by it and to perform its obligations hereunder and thereunder. Buyer has all requisite corporate power to own, lease and operate all of its properties and assets and to carry on its business as now being conducted. Buyer is duly authorized, qualified or licensed to do business as a foreign corporation, and is in good standing, in each of the jurisdictions in which its right, title or interest in or to any asset, or the conduct of its business, requires such authorization, qualification or licensing, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, materially impair the ability of Buyer to perform its obligations hereunder or under any other agreement contemplated hereby.

          (b)    Authorization and Validity of Agreement.    The execution, delivery and performance by Buyer of this Agreement and any other agreements contemplated hereby and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by its Board of Directors. No other corporate or stockholder action is necessary for the authorization, execution, delivery and performance by Buyer of this Agreement and any other agreement contemplated hereby and the consummation by Buyer of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. When executed and delivered as provided in this Agreement, each other agreement contemplated hereby to be executed and delivered by Buyer will be a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

          (c)    No Governmental Approvals or Notices Required; No Conflict with Instruments to Which Buyer Is a Party.    The execution, delivery and performance of this Agreement and any other agreements contemplated hereby by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby will not violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or notice under, any provision of any law, rule or regulation, court order, judgment or decree applicable to Buyer, except for such violations the occurrence of which, and such consents, approvals, filings or notices the failure of which to obtain or make, would not materially impair the ability of Buyer to perform its obligations hereunder or under any other agreement contemplated hereby and will not conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of Buyer under, the charter or by-laws of Buyer or any indenture, mortgage, deed of trust, lease, licensing agreement, contract, instrument or other agreement to which Buyer is a party or by which Buyer or any of its assets or properties is bound, except for such conflicts, breaches, terminations, defaults, accelerations or liens which would not materially impair the ability of Buyer to perform its obligations hereunder or under any other agreement contemplated hereby.

          (d)    Legal Proceedings.    There is no litigation, proceeding, tax audit or governmental investigation pending or, to the knowledge of Buyer, threatened which seeks to question, delay or prevent the consummation of, or would materially impair the ability of Buyer to consummate the transactions contemplated hereby.

          (e)    Access to Funds.    Buyer has, or has immediate access to, and will have on the installment dates, sufficient cash to meet its obligations under Section 2.2.

          (f)    No Other Representations or Warranties.    Except for the representations and warranties contained in this Section 3.2, neither Buyer nor any other person or entity makes any express or implied representation or warranty on behalf of Buyer.

        3.3    Expiration of Representations and Warranties.    Each representation and warranty of Buyer and Seller made pursuant to this Agreement shall survive for a period of twelve (12) months following transfer regardless of any investigation made at any time by or on behalf of either party, and thereafter neither party may make any claim for any breach of such representations and warranties.

4.     TRANSACTIONS PRIOR TO TRANSFER.

        4.1    Inspection; Confidentiality.

          (a)   Buyer shall have inspected the Assets prior to transfer. Buyer agrees that it will, and will cause its Representatives to continue to treat all information so obtained from Seller as "Confidential Information" under the MSA.

          (b)   Notwithstanding Section 4.1(a) and the information provided to Buyer after the date hereof, Buyer hereby acknowledges that it has made its own determinations with respect to the Assets and the Assumed Liabilities and acknowledges and agrees that the Asset are sold "as is", without any further warranty.

        4.2    Further Actions.    Subject to the terms and conditions hereof, Seller and Buyer agree to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts: to obtain prior transfer all licenses, certificates, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with Seller as are necessary for the consummation of the transactions contemplated hereby, to effect all necessary registrations and filings; and to furnish to each other such information and assistance as reasonably may be requested in connection with the foregoing. Seller and Buyer shall cooperate fully with each other to the extent reasonably required to obtain such consents. Each party to this Agreement shall bear its own costs in connection with the actions referred to in this provision.

        4.3    Validity of the MSA.    It is the understanding of the Parties that the legally binding signature of the MSA shall be a pre-condition for the validity and enforceability of this Agreement.

        4.4    Notification.    Each party shall notify the other party and keep it advised as to any litigation or administrative proceeding pending and known to such party or, to its knowledge, threatened against such party which challenges the transactions contemplated hereby and any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with the transactions contemplated by this Agreement.

5.     SOFTWARE AND CONTINUED SUPPORT

        5.1    Software.    The software identified on Schedule 5.1 (the "Software") will be necessary to use the Assets to perform the services described in the MSA. Any use of the Agilent developed software identified in Section 5.1 on Schedule 5.1 is hereby licensed to Buyer, royalty free, for the sole purpose of performance of Buyer's obligations under the MSA, subject to the license terms delivered with the software, for the term of the MSA. Seller does not transfer any title in and to the intellectual property rights to the Software. Seller does not grant Buyer any license to the third party software identified in Section 5.2 or Section 5.3 on Schedule 5.1 nor is Seller assigning or sublicensing any of said third party Software to Buyer. Before Buyer can lawfully use the third party software, it must first obtain the needed licenses from the respective licensors listed in Section 5.4 of Schedule 5.1 lists certain third party software currently used by the Seller in the use of the Assets. Such Software is included in the sale of the Assets as specified in Schedule 1.1 and will be provided by Seller to the Buyer at no additional cost, whether by assignment, permitted sublicense or procurement of a license in favor of Buyer from the licensor.

        5.2    Seller's Continued Support.    During the term of the MSA Seller will provide necessary support of the Agilent developed software identified on Schedule 5.1 to Buyer free of charge to Buyer to ensure that the services described in the MSA can be provided by Buyer based on the terms and conditions to be set forth in a separate agreement between ATIS and Seller. The costs for such services will be charged by Seller to ATIS, subject to such separate agreement.

6.     TRANSACTIONS AND ACTIVITIES

        6.1    Further Agreements.    Seller authorizes and empowers Buyer on and after transfer to receive and open all mail received by Buyer relating to the Assets and to deal with the contents of such communications in any proper manner. Seller shall promptly deliver to Buyer any mail or other communication received by them after transfer pertaining to the Assets and any cash, checks or other instruments of payment to which Buyer is entitled. Buyer shall promptly deliver to Seller any mail or other communication received by it after transfer pertaining to the assets and liabilities described in Sections 1.2 and 1.4, and any cash, checks or other instruments of payment in respect thereof.

        6.2    Asset Returns.    In the event Buyer receives any assets of Seller that are not intended to be transferred pursuant to the terms of this Agreement, whether or not related to the services to be provided by Buyer under the MSA, Buyer agrees to return such assets to Seller at Seller's expense promptly, and in any case, within thirty (30) days as of the date Buyer becomes aware thereof. In addition, the Buyer agrees to provide Seller with access to the books, records and data (or copies thereof) transferred in connection with the Assets should Seller need such access for legal, audit or tax reasons.

        6.3    Certain Tax and Other Matters.

          (a)   Any transfer, documentary, sales, use, value-added, excise or other taxes, excluding taxes based on a party's income ("Taxes") assessed upon or with respect to the transfer of the Assets to Buyer and any recording or filing fees with respect thereto shall be paid by Buyer. Buyer hereby indemnifies and agrees to hold Seller harmless from, against any such Taxes (including interest and penalties), and any Taxes that arise on the Assets after the Closing and any matters arising out of the Assets after the Closing.

          (b)   Any Taxes assessed upon, or with respect to the ownership of, the Assets prior to transfer shall be paid by Seller. Seller hereby indemnifies and agrees to hold Buyer harmless from, and against any such Taxes (including interest and penalties).

7.     MISCELLANEOUS

        7.1    Public Announcements.    No news release or other public announcement pertaining in any way to the transactions contemplated by this Agreement will be made by either party without the prior consent of the other party, except as may be required by applicable law, court process or by obligations of such party or its Affiliates pursuant to any listing agreement with any national securities exchange or by Seller in order to meet securities law or other regulatory requirements.

        7.2    Expenses.    Subject to the provisions of Section 6.3, whether or not the transactions contemplated by this Agreement are completed, each of the parties hereto shall pay the fees and expenses incurred by it in connection with the negotiation, preparation, execution and performance of this Agreement, including, without limitation, attorneys' fees and accountants' fees.

        7.3    Notices.    All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, if telecopied (followed with confirmatory notice by overnight courier) or if mailed, first class mail, postage prepaid, return receipt requested, or by overnight courier as follows:

      If to Seller:

      Agilent Technologies, Inc.
       5301 Stevens Creek Blvd.
      Building 54 M/S F1
      Santa Clara, CA 95051-7201
      Attention: Gayn Erickson

      With a Copy to:

      Agilent Technologies, Inc.
       395 Page Mill Road
      Palo Alto, California 94306
      Attention: General Counsel

      If to Buyer:

      Flextronics International USA, Inc.
       305 Interlocken Blvd
      Broomfield, CO 80021
      Attention: General Counsel

or to such other address as either party shall have specified by notice in writing to the other party. All such notices, requests, demands and communications shall be deemed to have been received on the date of personal delivery or telecopy, on the third business day after the mailing thereof or on the first day after delivery by overnight courier.

        7.4    Entire Agreement.    This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

        7.5    Binding Effect; Benefit.    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        7.6    Assignability.    This Agreement shall not be assignable by Seller without the prior written consent of Buyer, which consent shall not be unreasonably withheld. This Agreement shall not be assignable by Buyer without the prior written consent of Seller, which consent shall not be unreasonably withheld. Seller and Buyer shall remain bound by all the terms of this Agreement and no such assignment shall relieve Seller and Buyer of its obligations and liabilities hereunder. Any purported assignment in violation of this Section 9.6 shall be null and void. Notwithstanding the foregoing Buyer agrees that Seller shall not be required to seek permission to assign, and shall be entitled to assign all and any rights and obligations out of this Agreement to Verigy (US) Development Inc. or any entity or subsidiary company in which Agilent Technologies, Inc. has a majority ownership.

        7.7    Amendment; Waiver.    This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by either party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

        7.8    Disclosure Schedules and Exhibits.

          (a)   No reference to or disclosure of any item or other matter in any Disclosure Schedule or exhibit to this Agreement shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Disclosure Schedule or exhibit and shall not be employed as a point of reference in determining any standard of materiality under this Agreement. No reference in any Disclosure Schedule or exhibit to this Agreement to any agreement or document shall be construed as an admission or indication to any third party that such agreement or document is enforceable or currently in effect or that there are any obligations remaining to be performed or any rights that may be exercised under such agreement or document. No disclosure in any Disclosure Schedule or exhibit to this Agreement relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

          (b)   The Disclosure Schedules or exhibits to this Agreement and the information and disclosures contained in the Disclosure Schedules and exhibits to this Agreement are intended only to qualify and limit the representations, warranties and covenants of the applicable of Seller or Buyer contained in this Agreement and shall not be deemed to expand in any way the scope or effect of any of such representations, warranties or covenants.

          (c)   Disclosure in any section of any Disclosure Schedule or exhibit to this Agreement shall be deemed to have been set forth in all other applicable sections of the Disclosure Schedules or exhibits to this Agreement where the applicability of such disclosure is reasonably apparent to such other sections notwithstanding the omission of any cross-reference to such other section in the Disclosure Schedules or exhibits to this Agreement.

        7.9    Other Covenants.    To the extent that any consents needed to assign to Buyer any of the Assets have not been obtained on or prior to transfer, this Agreement shall not constitute an assignment or attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. If any such consent shall not be obtained on or prior to transfer, then Seller and Buyer, if required under applicable law, shall use their commercially reasonable efforts in good faith to obtain such consent as promptly as practicable thereafter and if in the reasonable judgment of Buyer such consent may not be obtained, the parties shall use reasonable efforts in good faith to cooperate, and to cause each of their respective Affiliates to cooperate, in any lawful arrangement designed to provide for Buyer the benefits under any such Assets.

        7.10    Section Headings; Table of Contents.    The section headings contained in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

        7.11    Severability.    If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

        7.12    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

        7.13    Applicable Law.    This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Colorado applicable to contracts executed and to be performed entirely within that state, without any reference to any conflict of law rules that would require the application of laws of another jurisdiction.

        7.14    Dispute Resolution and Arbitration.    The parties agree that the dispute resolution and arbitration provision contained in Sections 30.9 and 30.13 of the MSA apply and are incorporated herein by reference.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

AGILENT TECHNOLOGIES, INC.
By:	/s/ JACK TRAUTMAN
Name:	Jack Trautman
Title:	Senior VP & General Manager STS
FLEXTRONICS INTERNATIONAL USA INC.
By:	/s/ MICHAEL McNAMARA
Name:	Michael McNamara
Title:	CEO

LIST OF SCHEDULES AND EXHIBITS TO AGREEMENT

Schedules

Seller Disclosure Schedule

Schedule 1.1 Assets, Payment Schedule and Allocation of Purchase Price
Schedule 3.1(f) Permitted Liens—None to disclose
Schedule 5.1 Seller Software

			Used equipment sold to Flex				New equipment sold to Flex Build new in First Wave
Equipment Name	ET #	Cost to duplicate	First wave	Second Wave	Third Wave	Used Value		Build New in 2nd Wave	Build New in final wave	New Value	Total Value
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

Schedule 5 Software

        Current Manufacturing software used to build, and test the Versatest products.

        5.1    Agilent Developed/Owned Software.

  a.
  [*]

  b.
  [*]

  c.
  [*]

  d.
  [*]

  e.
  [*]

  f.
  [*]

  g.
  [*]

  h.
  [*]

  i.
  [*]

  j.
  [*]

  k.
  [*]

  l.
  [*]

  m.
  [*]

  n.
  [*]

  o.
  [*]

  p.
  [*]

  q.
  [*]

  r.
  [*]

  s.
  [*]

  t.
  [*]

  u.
  [*]

        5.2.    Third Party Software    (not contained within the Versatest software suite):

  a.
  Microsoft Visual Basic 6.0

  b.
  Microsoft Access 2000

  c.
  Microsoft Excel

  d.
  Code Soft (label printing)

  e.
  Win Zip

        5.3    Unknown Software (Assumed BEI custom)

  a.
  Label Maker (custom serial number application)

  b.
  SN103 SnDat (Some sort of serial number database application).

  c.
  BAAN

  d.
  PFS

        5.4    SW provided by Agilent included in equipment Sale

  a.
  Microsoft OS Windows NT (V4x only)

  b.
  Microsoft OS Windows XP Professional

  c.
  MS DOS Choice.com (included within OP system license)

  d.
  Borland Code Wright.

  e.
  KVaser CAN driver software.

  f.
  Corelis Boundry Scan software.

  g.
  Xandex software

  h.
  Firebird Database (freeware)

  i.
  PSD Soft

  j.
  Test Stand

  k.
  Bench Link

  l.
  WFTPD Server- (The entry level FTP server for all Windows platforms)

GLOSSARY OF TERMS

Defined Term	Section
Agreement	Preamble
Assets	1.1
Assumed Liabilities	1.4
ATIS	Recitals
Buyer	Preamble
Confidential Information	4.1(a)
Lien	3.1(e)
Material Adverse Effect	3.1(a)
MSA	Recitals
Permitted Liens	3.1(e)
Purchase Price	2.1
Representatives	4.1(a)
Retained Liabilities	1.5
Seller	Preamble
STS	Recitals
Taxes	6.3(a)

QuickLinks

  Exhibit 10.6
ASSET PURCHASE AGREEMENT BETWEEN AGILENT TECHNOLOGIES, INC. AND FLEXTRONICS INTERNATIONAL USA INC. EFFECTIVE MARCH 31stth, 2006 Contract No. M1-06-005
ASSET PURCHASE AGREEMENT
W I T N E S S E T H
LIST OF SCHEDULES AND EXHIBITS TO AGREEMENT
GLOSSARY OF TERMS